EXHIBIT 5.1

                        EHRENREICH EILENBERG & KRAUSE LLP
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 986-9700


                                                                   July 14, 2004

Security  Biometrics,  Inc.
500  Fifth  Avenue,  Suite  1650
New  York,  New  York  10110

Re: Registration Statement on Form S-8 Relating to 2,250,000 shares of Common Stock of Security Biometrics, Inc.
     issuable  under  its  2004  Incentive  Stock  Plan
     --------------------------------------------------

Ladies  and  Gentlemen:

     We are counsel to Security Biometrics, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and
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Exchange  Commission  pursuant  to  the  Securities Act of 1933, as amended (the
"Securities  Act"),  of  a registration statement on Form S-8 (the "Registration
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Statement")  relating to 2,250,000 shares (the "Shares") of the Company's common
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stock,  par  value  $.001  per  share (the "Common Stock"), issuable pursuant to
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awards  that  may  be granted under the Company's 2004 Incentive Stock Plan (the
"Plan").
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     We  have  examined  and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and By-Laws of the Company, as each as amended and currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinion hereinafter set forth.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the respective awards granted in compliance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                   Very  truly  yours,

                                   /s/ Ehrenreich  Eilenberg  &  Krause  LLP


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